Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Tongli Pharmaceuticals (USA), Inc. for the period ended December 31, 2009, I, Mingli Yao, Chief Executive Officer, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. Such Quarterly Report on Form 10-Q for the quarter ended December 31, 2009, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in such Quarterly Report on Form 10-Q for the quarter ended December 31, 2009, fairly presents, in all material respects, the financial condition and results of operations of Tongli Pharmaceuticals (USA), Inc.

Dated: February 22, 2010

/s/ Mingli Yao
Mingli Yao
Chief Executive Officer and Chairman